SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Rule 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 8, 2019
CRH MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37542	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 578 – 999 Canada Place, World Trade Center, Vancouver, British Columbia, Canada		V6C 3E1
(Address of principal executive offices)		(Zip Code)
(604) 633-1440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name of former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Director

The Board of Directors (the “Board”) of CRH Medical Corporation (“CRH”) appointed Dr. Tushar Ramani as Chief Executive Officer of CRH, effective as of April 8, 2019 (the “Effective Date”). In addition, and concurrent with his appointment as Chief Executive Officer, the Board appointed Dr. Ramani to serve as a director of CRH.

From 2000 to 2009, Dr. Ramani, 55, was a co-founder and president of Anesthetix Management, LLC, a national provider of comprehensive anesthesiology and pain management solutions to hospitals and surgery centers, which was acquired by TeamHealth Holdings, Inc., a physician services organization listed on the NYSE at that time. From 2009 to 2012, Dr. Ramani remained as President of TeamHealth's Anesthesia Division, growing it to over $300 million in revenue.  More recently, in 2016, Dr. Ramani joined Summit Partners’ Executive-in-Residence program, working with Summit’s Healthcare & Life Sciences team to identify new investment opportunities within growth-stage healthcare companies, as well as to evaluate prospects of current investments. In connection with that appointment, he was named Chief Executive Officer of portfolio company, MedOptions, Inc., the nation's largest behavioral health services provider to post-acute care facilities, in 2018 and served in that capacity until April 2019.

In addition to Anesthetix, Dr. Ramani, a former practicing anesthesiologist and interventional pain management specialist, also co-developed several other companies providing anesthesia-related services, including a full-service healthcare staffing firm and an anesthesia revenue cycle management company. He attended Jefferson Medical College in Philadelphia, interned at Morristown Memorial Hospital, and completed residency in Anesthesiology and Interventional Pain Management at Mount Sinai Medical School, New York.

In connection with his appointment as Chief Executive Officer, CRH entered into an employment agreement dated April 8, 2019 (the “Start Date”) with Dr. Ramani (the “Employment Agreement”) setting forth the terms of his employment and compensation. Pursuant to the Employment Agreement, Dr. Ramani’s base salary will be $500,000 (the “Base Salary”), and he may be eligible to receive an annual bonus, determined annually by the Board of CRH in its sole discretion, of 50% of his then current base salary based upon the achievement of annual performance metrics and milestones as set from time to time by the Board of CRH in consultation with Dr. Ramani, with the ability to earn up to 100% of his then current base salary for over-performance. Dr. Ramani will also receive a cash hiring bonus of $250,000 following the completion of his first 90 days of employment; however no such bonus is payable in the event that Dr. Ramani’s employment is terminated for cause or Dr. Ramani resigns (other than for good reason) prior to such date.

In addition, the Employment Agreement provides for certain equity awards to be granted to Dr. Ramani. These include 1,000,000 restricted share units (“RSUs”), which shall generally vest in a single tranche on April 8, 2023, provided Dr. Ramani remains continuously employed by CRH through such vesting date. The Employment Agreement also provides that Dr. Ramani shall be granted 500,000 options to purchase common shares of CRH (the “Stock Options”). The Stock Options shall have a 10 year term and shall generally vest in four equal tranches on the first, second, third and fourth anniversary of the Start Date. Vesting of the equity awards is accelerated under certain circumstances, including if Dr. Ramani is terminated other than for cause or resigns for good reason within one year following a Change of Control (as defined in CRH’s 2017 Share Unit Plan) of CRH.

In the event that Dr. Ramani is terminated without cause or terminates his employment for good reason, he shall be entitled to (i) a sum equal to 12 months’ Base Salary plus one additional month of Base Salary per year of completed service with the Company measured from the Start Date, to a maximum of 18 months’ Base Salary; (ii) an amount equal to the cash bonus that Dr. Ramani would have received if he had been employed by CRH at the time of issue of any bonus, as determined by the Board in good faith on a pro rata basis; and (iii) COBRA coverage for his own medical premium under CRH’s existing health care plan, subject to certain conditions and as described in the Employment Agreement.

In the event that Dr. Ramani is (i) employed by CRH at the time of the execution of definitive agreements that would result in a Liquidity Event (as defined in the Employment Agreement) and such Liquidity Event occurs, or is (ii) terminated without cause or resigns for good reason within the 180-day period preceding the date of the execution of such definitive agreements and such Liquidity Event occurs, then Dr. Ramani may be eligible to receive an additional bonus to a maximum of $10,000,000, determinable based on the effective price paid for common shares in connection with the Liquidity Event, in accordance with the terms of the Employment Agreement. Any transaction constituting a Liquidity Event would be subject to review and approval by the Board and a vote of or acceptance by the shareholders of CRH.

Dr. Ramani has also entered into CRH’s standard form of indemnification agreement with its directors and officers, pursuant to which CRH agrees to indemnify its directors and officers to the fullest extent possible by applicable law and subject to certain conditions to advance expenses in connection with proceedings as described in the indemnification agreement.

There is no arrangement or understanding between Dr. Ramani and any other person pursuant to which Dr. Ramani was selected as a director of CRH. Dr. Ramani has not been, and is not currently expected to be, named to any committees of the Board.

Departure of Chief Executive Officer and  Director

In connection with the appointment of Dr. Ramani as Chief Executive Officer and director of CRH (and not as a result of any disagreement with CRH) Edward Wright ceased to be Chief Executive Officer and director of CRH as of the Effective Date.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CRH MEDICAL CORPORATION
(Registrant)

Date: April 12, 2019	By:	/s/ Richard Bear
	Name:	Richard Bear
	Title:	Chief Financial Officer

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